UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2009

SLM CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12061 Bluemont Way, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 810-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on January 29, 2009, the Compensation and Personnel Committee of the Board of Directors (the "Compensation Committee") of SLM Corporation (the "Corporation") set the performance vesting schedule for performance stock and options to acquire the Corporation's common stock granted to executive management in 2009 as follows: one-third of the performance stock and options will vest upon the later of the first anniversary of the grant date and the date that the Corporation announces its 2009 fiscal year results, based on the extent to which the "core earnings" net income target established under the 2009 business plan is achieved; one-third of the performance stock and options will vest upon the later of the second anniversary of the grant date and the date that the Corporation announces its 2010 fiscal year results, based on the extent to which the "core earnings" net income target established under the 2010 business plan is achieved; and one-third of the performance stock and options will vest upon the later of the third anniversary of the grant date and the date that the Corporation announces its 2011 fiscal year results, based on the extent to which the "core earnings" net income target established under the 2011 business plan is achieved. After each annual determination of the level of achievement of the "core earnings" net income target and the extent of vesting of each one-third of performance stock and options, any remaining unvested performance stock and options of the one-third of the performance stock and options eligible for vesting in that year will be forfeited and cancelled.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

February 4, 2009	By:	/s/ MARK HELEEN

Name: MARK HELEEN
Title: EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL